EXHIBIT 10.73

                            ASSET PURCHASE AGREEMENT

This Agreement is made and entered into on May 11, 2000, by and between


Spectra Precision AB, reg. no. 556239-9305, a corporation organized and existing under the laws of Sweden (hereinafter referred to as the "Seller"),

                                       and

Trimble Acquisition Corp., a corporation organized and existing under the laws of Delaware (hereinafter referred to as the "Purchaser"), on the other hand.


WHEREAS, the Seller, directly and through certain of its subsidiaries, is engaged in the business of laser-based and sonic-based instrumentation surveying systems for the construction, agricultural and surveying industries in various countries (which activities, as currently conducted by the Seller and its subsidiaries, are hereinafter referred to as the "Business"); and

WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including, without limitation, all right, title and interest of the Seller in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

1.       STOCK AND ASSET PURCHASE AGREEMENT

          Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Stock and Asset Purchase Agreement dated May 11, 2000 between Spectra Physics Holdings USA, Inc., Spectra Precision AB and Spectra Precision Europe Holdings BV, and Trimble Acquisition Corp. (the "Stock and Asset Purchase Agreement"). Subject to the terms and conditions contained in this Agreement and in the Stock and Asset Purchase Agreement (i) the Seller agrees to sell, assign, transfer and deliver to the Purchaser all of the


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          Seller's  right,  title and  interest in and to each of the SPAB
          Assets (as defined below), and Purchaser agrees to purchase such assets on the Closing Date and (ii) Purchaser agrees to assume the Assumed Liabilities (as defined below) on the Closing Date.

2.       ASSETS TO BE ACQUIRED

          At the Closing, the Seller hereby agrees to sell to the Purchaser, or to an Affiliate of Purchaser designated by Purchaser, and the Purchaser, or such Affiliate designated by the Purchaser, hereby agrees to acquire from the Seller, free and clear of Encumbrances (other than (i) as disclosed in Schedules 3.11, 3.12, 3.16(b) and
          3.19 of the Disclosure Schedules and (ii) Permitted Encumbrances), the following assets and rights of the Seller used exclusively or primarily in the Business (hereinafter jointly referred to as the "SPAB Assets"):

           (a)      Fixed Assets

                    The machinery, vehicles and fixed assets of the Seller set forth in Exhibit 2(a).

           (b)      Inventory etc.

                    All of the Seller's inventory, work in progress, demo stock and rental inventory set forth in Exhibit 2(b).

          (c)       Assets in Possession of Third Parties

                    All of the Seller's tools and moduls that are in possession of third parties, which tools and moduls, as well as the third parties in whose possession they are, are listed in
                    Exhibit 2(c).

           (d)      Contracts

                    All rights and benefits of the Seller under the sale and purchase orders and the agreements set forth in Exhibit 2(d) (hereinafter jointly referred to as the "Assumed Contracts").

           (e)      Intellectual Property Rights

                     (i) The Seller's entire right, title and interest in and to the patents and patent applications set forth in Exhibit 2(e)(i) (the "Patents"),


                     (ii) the Seller's entire right, title and interest in and to the trademarks set forth in Exhibit 2(e)(ii) (the "Trademarks"),

                     (iii) all rights and obligations of the Seller under the license agreements attached hereto as
                            Exhibit  2(e)(iii),  (the "Licenses"); and

                     (iv) all rights of the Seller to the domain name www.spectraprecision.com, and any other domain name used in the Business and/or owned by the Seller, other than those containing the name "spectraphysics."

                            (The Assets referred to in Article 2 (e) (i)-(iv) are jointly referred to as the "Intellectual Property".)

           (f)      The Spectra Precision and the Geotronics Name

                    The Spectra Precision and the Geotronics names, including all rights to use such names as trademarks, company names or otherwise, provided, however, that the Seller shall have the right to use the Spectra Precision name as a company name and the Geotronics name as a secondary name for as long as the Purchaser allows.

           (g)      Employees

                    The Purchaser shall, in accordance with Section 6b of the Employment Protection Act (Sw. lagen 1982:80 om anstallningsskydd), take over all rights and obligations relating to the employment arrangements of all employees of the Business (the "Employees") on the Closing Date, provided that such employees do not refuse to be employed by the Purchaser. Exhibit 2(g)(1) contains a list of all Employees, including correct information about their salaries, pensions and all other employment benefits. The parties agree that Gunnar Linde, Niclas Axelsson, Andreas Naeslund, and Kenneth Nilsson (jointly referred to as the "Exempted Employees") are not Employees and that the rights and obligations relating to the employment agreements of the Exempted Employees, consequently, shall not be taken over by the Purchaser.

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                    All  costs  relating  to  Employees  who  have  not  refused
                    employment   with   the   Purchaser,    including,   without
                    limitation, those costs associated with pension and other employee welfare benefits, shall be assumed by the Purchaser as from the Closing Date. The Seller shall reimburse the Purchaser with an amount corresponding to the aggregate
                    value  of  the  employment  benefits,   including,   without
                    limitation, any and all earned pension benefits and holiday pay relating to the Employees, attributable to or accrued prior to the Closing Date but not paid or exercised, which the employees taken over by Purchaser are entitled to in relation to the Purchaser. The Seller agrees to transfer or sell, as the case may be, all rights it may have with respect to non-disclosure agreements, invention agreements, non-compete agreements and similar agreements in respect of all Employees.

           (h)      Shares

                    All participation, interest, shares, and other securities convertible into, exchangeable for and/or giving a right to purchase shares, in

                   (i) Spectra Precision Scandinavia AB, registered in Sweden under number 556127-3680;

                   (ii) Spectra Precision of Canada Ltd., registered in Canada under number 1019 8605 7;

                   (iii) Spectra Precision HGmbH, registered in Austria under number FN 100 490f; and

                   (iv) Spectra Precision SA, registered in France under number RCS Evry B 78522 7422; together with

                   (v) the Seller's four (4) shares, and other securities convertible into, exchangeable for and/or giving right to purchase shares in terraSat GmbH, registered in Germany under number 97034.

                            (Such companies are jointly referred to as the "Affiliated Companies" and such shares, participation and other securities are jointly referred to as the "Shares")

           (i)      Know-how, Documentation, etc.

                    All know-how, records and documents of the Seller needed to conduct or relating to the Business, including without limitation customer lists and sales records.

                    To the extent available, the records and documents referred to in the preceding paragraph shall also be provided in the form of electronic files.

           (j)      Regulatory Approvals

                    The regulatory approvals set forth in Exhibit 2(j).

           (k)      Receivables

                    All Receivables of the Business as of the Closing.

           (l)      Other Assets

                    The transfer shall also include all other assets of the Seller, including, without limitation, furniture, that are used exclusively or primarily in the Business but have not been specified herein or in the Exhibits hereto, including, without limitation, all goodwill primarily relating to and any of the foregoing SPAB Assets, the Assumed Contracts and the Business, as well as additional assets which have been supplied to the Business as of the date of this agreement until the Closing Date or have arisen as a result of the ordinary course of the Business during the said period.

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3.        LIABILITIES TO BE ASSUMED

           At the Closing, the Purchaser hereby agrees to assume all accrued wages and benefits, trade payables, all other liabilities of the Business, known or unknown, contingent or otherwise, including, but not limited to warranty claims, and all accrued pension liabilities, and all obligations of the Seller under the Assumed Contracts (hereinafter referred to as the "Assumed Liabilities"); provided, however, that the Purchaser does not agree to assume any liabilities or obligations of the Seller as specified in Section 2(g) of this Agreement.

4.        VALUE ADDED TAX AND OTHER TAXES

           The parties are of the opinion that the sale and purchase of the SPAB Assets is exempt from any value added tax (Sw. mervardesskatt) ("VAT"), but to the extent any VAT or other tax is payable due to the sale and purchase of any of the Assets, the Purchaser and the Seller shall each pay one half of such VAT or other tax. The parties shall co-operate in taking all reasonable measures with a view to ensure that the sale and purchase of the SPAB Assets is exempt from VAT.

5.        CERTAIN COVENANTS

          (a)       The Assumed Contracts

               (i) The Purchaser and the Seller shall use reasonable efforts to, as soon as possible, obtain any consents required for the assignment of the Assumed Contracts to the Purchaser pursuant to this Agreement.

               (ii) If the  counterparty  to any Assumed  Contract does not give its consent to the assignment of any of the Seller's rights and obligations under such Assumed Contract, then the Seller shall remain a party to such Assumed Contract, but all rights and benefits thereunder shall belong to the Purchaser, and the Purchaser shall perform and fulfil all the Seller's obligations thereunder. Provided that the Purchaser performs and fulfils all such obligations, the Seller undertakes to transfer all payments, remuneration and other benefits obtained by the Seller under such Assumed Contracts to the Purchaser.

        (b)       Customer Claims

                    The Purchaser shall be responsible for and rectify all claims from customers which relate to product complaints due to services rendered or products delivered by the Seller.

        (c)       Manufacturers' Warranties

                    To the extent permissible, the Seller will assign to the Purchaser all manufacturers' warranties with respect to the SPAB Assets. The Seller will assist and co-operate with the Purchaser in the enforcement of any such warranties, and, if necessary, will authorize the filing of suits against persons granting such warranties with respect to the SPAB
                    Assets to enforce such warranties in the Seller's name for the use and benefit of the Purchaser.

        (d)        The Spectra Precision and Geotronics Names

                    The Seller undertakes to, upon the request of the Purchaser, change its company name so as to exclude the name "Spectra Precision" and deregister the secondary name "Geotronics." Further, the Seller undertakes to, at the same time, grant all consents and take all other actions necessary to allow the Purchaser, or an Affiliate designated by Purchaser, to register with the Swedish Patent and Registration Office or similar authority the name "Spectra Precision AB" as a company name and the name "Geotronics" as a secondary name.

        (e)  Certain Transfers

                    The Seller and the Purchaser undertake to use their best efforts, prior to the Closing Date, to agree on how the transfer of (i) the branch offices in Dubai and Maila and
                    (ii) the shares in Tianjin Geotronics Instrument Co. Ltd. Shall be effectuated.

6.        MISCELLANEOUS

        (a)        Condition

                    The consummation of the transactions pursuant to this Agreement is subject to the satisfaction on the Closing Date of the Conditions to Closing set forth in Article VIII of the Stock and Asset Purchase Agreement.

        (b)        Termination

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                    Should the Stock and Asset Purchase Agreement  terminate for
                    whatever   reason,   this  Agreement   shall   automatically
                    terminate.

        (c)      Assignment

                    This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement and its rights hereunder, in whole or in part, to one or more other buyers that is an Affiliate of the Purchaser.

        (d)        Entire Agreement

                    This Agreement and the Stock and Asset Purchase Agreement embody the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

        (e)        Applicable Law

                    This Agreement shall in all respects be governed by and construed in accordance with Swedish law as such law shall from time to time be in force.

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This  Agreement  may be executed in two (2) or more copies,  of which each party has taken a copy.

Stockholm, Sweden, May ____, 2000


SPECTRA PRECISION AB                                 TRIMBLE ACQUISITION CORP.



by:/s/ Anders Rhodin                                 by: /s/ Steven W. Berglund
  ---------------------                                  ----------------------
       Anders Rhodin                                        Steven W. Berglund
title: President                                     title: President and CEO

by:/s/ Erik Asplund
   -------------------
       Erik Asplund
title: Board Member


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